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Exhibit (a)(3)

FIBERTOWER CORPORATION
NOTICE OF GUARANTEED DELIVERY
relating to tender of
9.00% CONVERTIBLE SENIOR SECURED NOTES DUE 2012
(CUSIP NUMBERS 31567R AC 4 and 31567R AA 8)
in exchange for
9.00% MANDATORILY REDEEMABLE CONVERTIBLE SENIOR SECURED NOTES DUE 2012
and
CONSENT SOLICITATION

        This Notice of Guaranteed Delivery or one substantially equivalent to this form may be used to accept the offer (the "Exchange Offer") of FiberTower Corporation (the "Company"), to exchange the Company's issued and outstanding 9.00% Convertible Senior Secured Notes due 2012 (the "Existing Notes") for the Company's 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012 (the "Interim Notes"). The Exchange Offer will expire at 5:00 P.M., New York City time, on December 1, 2009, unless extended (as it may be extended, the "Expiration Time"). As described in the enclosed Offering Memorandum and Consent Solicitation Statement, dated October 26, 2009 (the "Offering Memorandum"), if you are a registered holder of Existing Notes and wish to tender your Existing Notes, but the procedure for book-entry transfer cannot be completed before the Expiration Time, you may effect a tender of your Existing Notes if:

        (1)   the tender is made through an eligible institution (as defined in Instruction 4 of the Letter of Transmittal);

        (2)   prior to the Expiration Time, D. F. King & Co., Inc., as exchange agent (the "Exchange Agent") receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the registered number(s) of your Existing Notes and the principal amount of Existing Notes you are tendering, stating that the tender is being made by Notice of Guaranteed Delivery; and

        (3)   the Exchange Agent receives a book-entry confirmation of transfer of the tendered Existing Notes into the Exchange Agent's account at The Depository Trust Company, a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or an agent's message, as described in Instruction 1 of the Letter of Transmittal under the caption "Existing Notes Held with DTC," instead of the Letter of Transmittal), and all other documents required by the Letter of Transmittal, in each case, within three (3) Nasdaq Stock Market trading days after the Expiration Time.

        The documents described above may be sent by manually signed facsimile transmission, overnight courier, registered or certified mail or hand delivery.

Delivery to:

D. F. KING & CO., INC.
(the "Exchange Agent")

By Hand Delivery, Overnight Courier or Mail:	By Facsimile Transmission (for Eligible Institutions only):
48 Wall Street, 22ndFloor New York, New York 10005 Attention: Mark Fahey	(212) 809-8838 Attention: Mark Fahey Confirm by telephone: (212) 232-2228

        Delivery of this Notice of Guaranteed Delivery to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Subject to the terms and conditions set forth in the Offering Memorandum and the related Letter of Transmittal and Consent, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedure described in the Offering Memorandum in the section entitled "General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes—Guaranteed Delivery Procedures."

Certificate or Registration Nos. (for non-book-entry Holders)	Aggregate Principal Amount Represented by Old Note(s)	Principal Amount Tendered*

*
Must be in minimum denominations of principal amount of $1,000 and integral multiples of $1,000 in excess thereof, except that a holder may tender all Existing Notes held by such holder, even if the aggregate principal amount of those Existing Notes is not a multiple of $1,000.

  If Existing Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Transaction code (if available):

Date:	, 2009

  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

  Please sign here

X
X	(Signature of Owner(s) or Authorized Signatory)

Date:	, 2009

Taxpayer Identification Number
Or Social Security Number:

Area Code and Telephone Number:

  Must be signed by the holder(s) of Existing Notes exactly as their name(s) appear(s) on certificates for Existing Notes or on a security position listing as owner of Existing Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

  Please print name(s) and address(es)

Name(s):
Capacity:

Address (including zip code):

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees that timely confirmation of the book-entry transfer of the principal amount of Existing Notes tendered hereby into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Offering Memorandum in the section entitled "General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes—Guaranteed Delivery Procedures," a properly completed and duly executed Letter of Transmittal, together with any required signature guarantee, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three (3) Nasdaq trading days after the Expiration Time.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please type or print)
Title:
(including Zip Code)
Area Code and Tel. No:	Date:

 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Time. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the section entitled "General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes—Guaranteed Delivery Procedures" in the Offering Memorandum.

        2.    Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on DTC's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

        3.    Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Offering Memorandum or the Letter of Transmittal and Consent may be directed to the Information Agent at the address specified in the Offering Memorandum. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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Exhibit (a)(3) Form of Notice of Guaranteed Delivery
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY